UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure below describes our investment in Lansbrook Village. All figures provided below are approximate.

On May 23, 2014, we, through our operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or our Operating Partnership, acquired through BRG Lansbrook, LLC, a Delaware limited liability company and a wholly owned subsidiary of our Operating Partnership, Bluerock Special Opportunity + Income Fund II, LLC’s right, title and interest in and to a 32.67% limited liability company interest, or the SOIF II Lansbrook Interest, in BR Lansbrook JV Member, LLC, a Delaware limited liability company, or BR Lansbrook JV Member, and Bluerock Special Opportunity + Income Fund III, LLC’s right, title and interest in and to a 52.67% limited liability company interest, or the SOIF III Lansbrook Interest, in BR Lansbrook JV Member, which is the owner and holder of a 90% limited liability company interest in BR Carroll Lansbrook JV, LLC, a Delaware limited liability company, or BR Carroll JV Entity, which currently owns 573 condominium units being operated as an apartment community, within a 774-unit condominium property known as Lansbrook Village located in Palm Harbor, Florida, or the Lansbrook Property. The SOIF II Lansbrook Interest and the SOIF III Lansbrook Interest are collectively referred to as the Lansbrook Interests. SOIF II and SOIF III will continue to own a 7.33% and 7.33%, respectively, limited liability interest in BR Lansbrook JV Member.

The material features of the investment in the joint venture are described below. The related acquisition financing for the Lansbrook Property and our joinder to certain guaranties under the loan documents are described under Item 2.03.

Following our investment in the Lansbrook Property, the organizational structure of the Lansbrook Property is such that: (i) the Lansbrook Property is owned by BR Carroll Lansbrook, LLC, a Delaware limited liability company, or the Project Owner, (ii) the Project Owner is wholly owned by BR Carroll JV Entity, (iii) the BR Carroll JV Entity is a joint venture entity owned 90.0% by BR Lansbrook JV Member and 10.0% by Carroll Lansbrook JV Member, LLC, an affiliate of the Carroll Organization, or the Carroll Member, and (iv) the BR Lansbrook JV Member is a joint venture entity owned 85.34% by BRG Lansbrook, LLC, or BRG Lansbrook, 7.33% by Bluerock Special Opportunity + Income Fund II, LLC, or SOIF II, and 7.33% by Bluerock Special Opportunity + Income Fund III, LLC, or SOIF III.

BR Lansbrook JV Member Entity

In connection with the acquisition of the Lansbrook Interests, we entered into an Amended and Restated Limited Liability Company Agreement of the BR Lansbrook JV Member dated May 23, 2014, BRG Lansbrook is the manager of the BR Lansbrook JV Member. Under the terms of the operating agreement, major decisions with respect to the joint venture must be approved by all of the members, and include: (i) any capital transaction, including a refinancing or sale of the property; (ii) admission of additional members, subject to certain permitted affiliate transfers; (iii) liquidation, dissolution or termination; (iv) granting options, rights of first refusal, mortgages and similar interests in the property; (v) acquiring real property or other assets other than the property; (vi) taking actions that would expose a party to liability under a loan guaranty; (vii) instituting or settling legal claims in excess of $50,000; (viii) entering into any approved agreement with an affiliated party; (ix) incurring any capital expenses in excess of $50,000 unless pursuant to the annual business plan; (x) making a loan to any member; (xi) filing or initiating a bankruptcy; (xii) terminating the property management agreement or declaring a default thereunder, subject to cure provisions; (xiii) any amendment to the organizational documents of the BR Lansbrook JV Member or Project Owner; (xiv) making distributions to members other than in accordance with the operating agreement; (xv) appointing or removing the BR Lansbrook JV Member representatives on the management committee of BR Carroll JV Entity; (xvi) the amount and timing of any capital contributions; and (xvii) any matter defined as a JV Major Decision below.

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The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry. Distributions from the BR Lansbrook JV Member to BRG Lansbrook, SOIF II and SOIF III will be made on a pari passu basis in accordance with the members’ ownership percentages.

BR Carroll JV Entity

The BR Lansbrook JV Member initially invested $16,948,579 to acquire a 90.0% equity interest in the BR Carroll JV Entity, and the Carroll Member initially invested $1,883,175 to acquire a 10.0% equity interest in the BR Carroll JV Entity, and have entered into a joint venture operating agreement. That operating agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry.

Management and Major Decisions

The BR Lansbrook JV Member is manager of BR Carroll JV Entity, subject to oversight by a management committee, which is controlled by the BR Lansbrook Member JV. Decisions of the management committee are subject to major decisions that are reserved to the members. These major decisions require the consent of both members, and include: (i) any capital transaction, including a refinancing or sale of the property; (ii) admission of additional members, subject to certain permitted affiliate transfers; (iii) liquidation, dissolution or termination; (iv) granting options, rights of first refusal, mortgages and similar interests in the property; (v) acquiring real property or other assets other than the property; (vi) taking actions that would expose a party to liability under a loan guaranty; (vii) instituting or settling legal claims in excess of $50,000; (viii) entering into any agreement with an affiliated party; (ix) incurring any capital expenses in excess of $50,000 unless pursuant to the approved annual business plan; (x) making a loan to any member; (xi) filing or initiating a bankruptcy; (xii) terminating the property management agreement or declaring a default thereunder, subject to cure provisions; (xiii) any amendment to the organizational documents of the BR Lansbrook Member JV or Project Owner; or (xiv) making distributions to members other than in accordance with the operating agreement. We refer to each of these herein as a “JV Major Decisions”.

Additionally, as part of the business plan for the Lansbrook Property, the BR Carroll JV intends to acquire additional condominium units at the property, or Additional Units. The management committee of BR Lansbrook Member JV has authority to acquire Additional Units if the price does not exceed $100 per square foot, and for prices in excess of this threshold, the acquisition of Additional Units requires consent of both members of BR Carroll JV Entity, subject to certain exceptions.

To the extent that the BR Lansbrook JV Member and the Carroll Member are not able to agree on a JV Major Decision on or after March 21, 2016, either party may initiate a buy-sell proceeding compelling the other member to purchase the initiating party’s membership interest or sell to the initiating party the non-initiating party’s membership interest. On or after March 21, 2016, either party may also initiate proceedings to compel the sale of the property, and if the non-initiating party rejects the offer of sale, the initiating party may put its membership interest to the non-initiating party.

Additional Capital Contributions

The operating agreement provides that either member may call for mandatory, protective additional capital contributions to protect BR Carroll JV Entity’s interest in the property (e.g., payment of taxes, repair of the property following uninsured damage, payment of insurance premiums), prevent a default under any financing (e.g., payment of debt service following an operating shortfall, reserves required by lender, a reduction in principal required by the lender to meet loan to value requirements), or funds required to refinance the property when the current financing has matured or will mature in the near future (e.g., commitment fees, loan application fees, equity infusions to meet market loan to value requirements). The operating agreement further provides that the management committee may call capital as reasonably determined necessary to effect an investment or expenditure for the property or BR Carroll JV Entity and for acquisitions of Additional Units, unless such acquisitions have been approved by the members as required under the operating agreement, in which case the manager will call for the required capital.

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Distributions

Pursuant to the provisions of the operating agreement, distributions are made generally as follows: (i) first, to the members, pro rata, in accordance with their ownership percentages until each member has received the greater of an internal rate of return of 10% or a return on the member’s total capital contributions equal to 1.3x thereof, (ii) second, 30% to the Carroll Member and 70% to BR Lansbrook JV Member, until BR Lansbrook JV Member has received an internal rate of return of 15%, and (iii) thereafter, 40% to the Carroll Member and 60% to the BR Lansbrook JV Member. However, if a member fails to contribute required capital to the BR Carroll JV Entity, the other member has the right to make a loan to that defaulting member at a rate of 20% per annum, paid to the non-defaulting member from the defaulting member’s distributions until repaid in full.

Indirect Ownership Interests in Lansbrook Property

As a result of the structure described above, we hold a 76.8% indirect equity interest in the Lansbrook Property, SOIF II holds a 6.6% indirect equity interest, SOIF III holds a 6.6% indirect equity interest and the Carroll Member holds the remaining 10.0% direct equity interest.

The Lansbrook Property

Lansbrook Village is a fractured condominium community located at 3751 Pine Ridge Boulevard, Palm Harbor, Pinellas County, Florida 34685. The community is situated on 85.8 acres and contains 774 units, of which 573 were acquired in multiple transactions by Project Owner for a purchase price of $58.8 million on March 21, 2014. The 573 units contain a total of 663,124 square feet of net rentable area. The property was built in phases from 1998 to 2004. The Lansbrook Property is operated as a condominium under Chapter 718 of the Florida Statutes and is subject to a Declaration of Condominium established by the original developer. Through acquiring 573 units, BR Carroll JV Entity succeeded to control of the Lansbrook Home Owners Association, the home owners’ association that currently governs the operation of the Lansbrook Property. The business plan of the BR Carroll JV Entity is to repurchase the remaining condominium units at the property and convert the current condominium into a 774-unit market rate multifamily community. The senior financing for the Lansbrook Property provides additional borrowing capacity for additional, approved condominium unit purchases, as described under Item 2.03 below.

The area surrounding Lansbrook Village is relatively newly established and is primarily residential. The property is in close proximity to downtown Palm Harbor and historic Tarpon Springs. It is located less than ten miles from Tampa Road and U.S. 19, which are the main transportation arteries in the area and also where a majority of retail presence is found. Lansbrook Village is located within 30 minutes of two of Tampa Bay’s largest employment centers, the Westshore Business District and the Gateway employment market.

Our Manager believes that the Lansbrook property is well located, has acceptable roadway access, and will be adequately insured.

The Lansbrook Property is managed by Carroll Management Group, LLC, an unaffiliated entity, under a property  management agreement. The management fee is 2.75% of annual gross cash revenues, payable monthly.

The purchase price paid for the Lansbrook Interests was based on the amounts capitalized by SOIF II and SOIF III in the Lansbrook Property plus an 8% annualized return for the period they held their respective interests in the BR Lansbrook JV Member.  SOIF II and SOIF III are affiliates of Bluerock Real Estate, L.L.C., which is controlled by R. Ramin Kamfar, our chief executive officer, president and chairman of our board of directors. In evaluating the Lansbrook Property as a potential investment and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including the potential to grow value at the property through acquisitions of additional condominium units, submarket demographics, community features and amenities and location.

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ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

Senior Loan Financing and Guaranty Obligations related to the Lansbrook Property

The acquisition of the Lansbrook Property by Project Owner was funded with $18,226,838 of gross equity from the BR Carroll JV Entity, and a senior mortgage loan made by General Electric Capital Corporation, or the Lansbrook Lender, to the Project Owner in the principal amount of $42,000,000, or the Senior Loan, which Senior Loan is secured by the Lansbrook Property and improvements.  The Senior Loan has a 48-month term, maturing on March 31, 2018, and has one 12-month extension option at a cost of 25 basis points of the loan amount. The Senior Loan is interest only for the first 24 months, and carries 30-year amortization thereafter.

The Senior Loan provides for additional advances up to an aggregate principal amount of $48,000,000, subject to minimum draws of $100,000.

Prepayment is locked out for the first 18 months of the Senior Loan, and may be prepaid therafter with make whole premiums and yield maintenance for additional advances under the Senior Loan. An exit fee of 50 basis points of the loan amount is payable upon repayment of the Senior Loan.

The interest rate during the initial loan term is fixed at 4.45% per annum, and the interest rate during the extension period (if any) is 3-month LIBOR (with a 0.50% floor) plus 3.40%.

At the closing of the Lansbrook Interests, we entered a joinder to the loan agreement for the Senior Loan to provide certain standard scope non-recourse carveout guarantees (and related hazardous materials indemnity agreements) to the Senior Loan and generally call for protection against losses by the Lansbrook Lender for so-called “bad acts,” such as misrepresentations, and may include full recourse liability for more significant events such as bankruptcy or the Lansbrook Guaranty. Our financial obligations under the Senior Loan and the Lansbrook Guaranty as discussed in the Item 2.03, arose on May 23, 2014 in connection with our purchase of the Lansbrook Interests.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before August 6, 2014, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

(d)	Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

DATE: May 30, 2014	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

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